SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant [ ]

Filed by a Party Other than the Registrant [x]

Check the Appropriate Box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x] Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ECHO THERAPEUTICS, INC.
(Name of registrant as specified in its charter)

Platinum Partners Value Arbitrage Fund L.P.
Platinum Long Term Growth VII, LLC
Platinum Partners Liquid Opportunity Master Fund L.P.
Platinum-Montaur Life Sciences, LLC
Platinum Management (NY) LLC
Platinum Liquid Opportunity Management (NY) LLC
Mark Nordlicht
Uri Landesman
Shepard M. Goldberg
(Name of person(s) filing proxy statement, if other than the registrant)

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Platinum Management (NY) LLC, together with the other participants named herein (collectively, “Platinum”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of Platinum’s highly-qualified director nominee at the upcoming 2014 annual meeting of stockholders of Echo Therapeutics, Inc.

On May 30, 2014, Platinum issued the following press release:

Platinum Management (NY) LLC Files Investor Presentation in Connection with the June 19th Annual Meeting of Echo Therapeutics, Inc. Stockholders

Urges Echo Stockholders to End the Era of Underperformance and Vote the GOLD Proxy Card

NEW YORK, May 30, 2014 /PRNewswire/ -- Platinum Management (NY) LLC and certain affiliates, the largest stockholder of Echo Therapeutics, Inc., (ECTE) ("Echo" or "Company") owning approximately 20% of the common stock, announced today that it has filed an investor presentation detailing the case for change at Echo.  Echo stockholders are strongly encouraged to view the investor presentation and Platinum's other communications with Echo stockholders at www.morrowco.com/platinum or at the SEC website, www.sec.gov.

Platinum urges Echo stockholders to vote the GOLD proxy card or GOLD voting instruction form GOLD Shepard M. Goldberg, Platinum's highly qualified nominee.   By returning the enclosed GOLD proxy card or GOLD voting instruction form, you will be voting for Shepard M. Goldberg and ALL of the Company's nominees OTHER THAN Robert Doman.  Do not vote Echo's white card to withhold on Robert Doman, even as a protest vote, since that is not the same as voting for our nominee on the GOLDcard.

If stockholders have questions or need assistance voting their GOLD proxy or GOLD voting instruction form, they may call Platinum's proxy solicitor, Morrow & Co., LLC at (800) 662-5200 or (203) 658-9400.